                                                                     Exhibit 5.3

WATTS, GRIFFIS AND McOUAT LIMITED
Consulting Geologists and Engineers

                                                               November 13, 2006

                                     CONSENT

 TO: Olympus Pacific Minerals Inc.,
        Berns & Berns, Counselors at Law,
        U.S. Securities & Exchange Commission (the "Securities Regulator")

 Gentlemen:

          RE: TECHNICAL REPORTS - BONG MIEU AND PHUOC SON GOLD PROJECTS

 Reference is made to the technical reports (the "Technical Reports") entitled
 "A Technical Review of the Phuoc Son Gold Project in Quang Nam Province,
 Vietnam," dated January 30, 2004, and "A Technical Review of the Bong Mieu Gold
 Project in Quang Nam Province, Vietnam," dated September 17, 2004, by Watts,
 Griffis and McOuat Limited, which we prepared for Olympus Pacific Minerals Inc.

 We hereby consent to the filing of the Technical Reports with the Securities
 Regulator, and to the written disclosure of the Technical Reports and the inclusion of extracts therefrom or a summary thereof in the final Form 20-F. We further agree to being named as an expert in the registration statement (Final
 Form 20-F).

 Dated this 13th day of November, 2006.

                                         Yours sincerely,

                                         WATTS, GRIFFIS AND MCOUAT LIMITED

                                         [GRAPHIC OMITTED]

                                     Per: Albert A. Workman, P.Geo.
                                     Vice-President

WATTS, GRIFFIS AND McOUAT LIMITED       Suite 400 o 8 King Street East o Toronto
o Canada o M5C 1B5 Tel: (416) 364-6244 o Fax (416) 864-1675
o Email: wgm@wgm.on.ca o Web: www.wgm.on.ca
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